Exhibit 5.2

LUCOSKY BROOKMAN LLP
August 18, 2023	101 Wood Avenue South 5th floor Woodbridge, NJ 08830 T - (732) 395-4400 F - (732) 395-4401
111 Broadway Suite 807 New York, NY 10006
T - (212) 417-8160 F - (212) 417-8161
BiondVax Pharmaceuticals Ltd. Jerusalem BioPark Hadassah Ein Kerem Campus, 2nd floor Jerusalem 9112001, Israel	www.lucbro.com

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for BiondVax Pharmaceuticals Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form F-3 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of the proposed public offering from time to time of up to $150,000,000 in aggregate principal amount of the Company’s American Depositary Shares (the “ADSs”), each ADS representing 400 ordinary shares of the Company, no par value per share (the “Ordinary Shares”). The ADSs will be issued pursuant to a Deposit Agreement dated as of May 11, 2015 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), with the designated Israeli bank or broker custodian for the Depositary, and each holder and beneficial owner of ADSs issued thereunder.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company, and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the ADSs are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be duly and validly issued under the Deposit Agreement and will entitle the holders thereof to the rights specified therein.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We are opining herein as to the laws of the State of New York as in effect on the date hereof, and we express no opinion with respect to any other laws, rules, or regulations. This opinion is based upon currently existing laws, rules, regulations, and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. In rendering the foregoing opinions, we have relied, for matters involving Israeli law, solely on the opinion of Goldfarb Gross Seligman & Co., Israeli counsel to the Company.

This opinion is being rendered solely in connection with the registration of the offering and the sale of the ADSs, pursuant to the registration requirements of the Securities Act.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP